Exhibit 99.1

SONUS NETWORKS REPORTS

THIRD QUARTER 2009 FINANCIAL RESULTS

WESTFORD, Mass., November 5, 2009 - Sonus Networks, Inc. (Nasdaq: SONS), providing network transformation through IP communications technology, today announced results for the third quarter ended September 30, 2009.

Revenue for the third quarter of fiscal 2009 was $56.2 million, compared to $61.6 million in the second quarter of fiscal 2009 and revenue from continuing operations of $62.2 million for the third quarter of fiscal 2008.  The Company’s net loss on a GAAP basis was $3.4 million, or $0.01 per share, for the third quarter of 2009, compared to net income of $4.4 million, or $0.02 per diluted share, for the second quarter of 2009, and a loss from continuing operations of $20.7 million, or $0.08 per share, for the third quarter of 2008.  The Company ended the quarter with cash, cash equivalents, marketable securities and investments totaling $394.2 million.

“During the third quarter we completed our restructuring initiatives which started in the second half of 2008,” said Richard Nottenburg, president and chief executive officer of Sonus Networks.  “We continue to focus on investing in new products and service offerings bringing innovative solutions to the market.”

Conference Call Details:

Date: Monday, November 9, 2009.

Time: 4:15 p.m. ET.

To listen live via telephone:

Dial-in number: 800-734-8583

International Callers: +1 212-231-2906

To listen via internet:

Sonus will host a live webcast of the conference call. To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

Replay:

A telephone playback of the call will be available following the conference and can be accessed by calling 800-633-8284 or for international callers, please call +1 402-977-9140.  The reservation number for the replay is 21441087 and will be available until November 23, 2009.

A replay of the webcast will be also available on the Sonus Networks Investor Relations website. To access the replay of the webcast, visit www.sonusnet.com, About Us, Investor Relations, Webcast Archive.

-END-

About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-device demands of today’s digital lifestyle.  Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base.  Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business.  For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.  Risk factors include, among others: our ability to align our cost structure with market conditions, our internal control over financial reporting and our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s previous restatement of its historical stock option granting practices and accounting, including regulatory actions; actions that may be taken by significant shareholders; risks associated with the right-sizing and re-alignment of our business; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Lucy Millington	Beth Panfil
978-614-8240	978-614-8034
lmillington@sonusnet.com	bpanfil@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Revenue:
Product	$33,544	$36,320	$36,710
Service	22,621	25,287	25,474
Total revenue	56,165	61,607	62,184

Cost of revenue:
Product	10,160	10,747	11,643
Service	10,755	10,568	11,524
Total cost of revenue	20,915	21,315	23,167

Gross profit	35,250	40,292	39,017

Gross profit %
Product	69.7%	70.4%	68.3%
Service	52.5%	58.2%	54.8%
Total gross profit %	62.8%	65.4%	62.7%

Operating expenses:
Research and development	14,141	15,501	18,240
Sales and marketing	11,527	12,344	17,520
General and administrative	11,578	10,186	21,631
Litigation settlements	—	—	19,100
Restructuring	1,533	(7)	—
Total operating expenses	38,779	38,024	76,491

Income (loss) from operations	(3,529)	2,268	(37,474)
Interest expense	(23)	8	(204)
Interest income	787	1,077	2,897
Other income, net	12	19	2

Income (loss) from continuing operations before income taxes	(2,753)	3,372	(34,779)
Income tax (provision) benefit	(644)	1,011	14,096

Income (loss) from continuing operations	(3,397)	4,383	(20,683)
Loss from discontinued operations, net of tax	—	—	(563)

Net income (loss)	$(3,397)	$4,383	$(21,246)

Earnings (loss) per share:
Basic
Continuing operations	$(0.01)	$0.02	$(0.08)
Discontinued operations	—	—	—
	$(0.01)	$0.02	$(0.08)

Diluted
Continuing operations	$(0.01)	$0.02	$(0.08)
Discontinued operations	—	—	—
	$(0.01)	$0.02	$(0.08)

Shares used to compute earnings (loss) per share:
Basic	273,907	273,543	271,619
Diluted	273,907	273,768	271,619

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2009	2008
Revenue:
Product	$89,267	$149,745
Service	69,517	73,856
Total revenue	158,784	223,601

Cost of revenue:
Product	27,041	46,643
Service	32,986	33,919
Total cost of revenue	60,027	80,562

Gross profit	98,757	143,039

Gross profit %
Product	69.7%	68.9%
Service	52.6%	54.1%
Total gross profit %	62.2%	64.0%

Operating expenses:
Research and development	45,995	57,101
Sales and marketing	36,018	55,412
General and administrative	32,259	44,660
Litigation settlements	—	19,100
Restructuring	3,510	—
Total operating expenses	117,782	176,273

Loss from operations	(19,025)	(33,234)
Interest expense	(94)	(257)
Interest income	3,513	10,097
Other income, net	24	387

Loss from continuing operations before income taxes	(15,582)	(23,007)
Income tax benefit	341	6,365

Loss from continuing operations	(15,241)	(16,642)
Loss from discontinued operations, net of tax	—	(4,308)

Net loss	$(15,241)	$(20,950)

Loss per share:
Basic
Continuing operations	$(0.06)	$(0.06)
Discontinued operations	—	(0.02)
	$(0.06)	$(0.08)

Diluted
Continuing operations	$(0.06)	$(0.06)
Discontinued operations	—	(0.02)
	$(0.06)	$(0.08)

Shares used to compute loss per share:
Basic	273,518	271,121
Diluted	273,518	271,121

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$178,905	$122,207
Marketable securities	158,771	180,786
Accounts receivable, net	34,054	75,788
Inventory, net	22,183	22,553
Deferred income taxes	223	111
Other current assets	16,379	14,937
Total current assets	410,515	416,382

Property and equipment, net	15,451	17,852
Intangible assets, net	379	568
Goodwill	5,046	5,025
Investments	56,521	84,965
Deferred income taxes	1,756	1,611
Other assets	18,969	9,182
	$508,637	$535,585

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,300	$9,200
Accrued expenses	15,718	28,231
Accrued litigation settlements	—	9,600
Current portion of deferred revenue	52,888	40,962
Current portion of long-term liabilities	977	1,301
Total current liabilities	75,883	89,294

Deferred revenue	30,545	37,991
Long-term liabilities	1,214	1,865
Total liabilities	107,642	129,150

Commitments and contingencies

Stockholders equity:
Common stock	277	275
Additional paid-in capital	1,283,570	1,272,952
Accumulated deficit	(889,119)	(873,878)
Accumulated other comprehensive income	6,534	7,353
Treasury stock	(267)	(267)
Total stockholders’ equity	400,995	406,435
	$508,637	$535,585

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(15,241)	$(20,950)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	7,497	9,273
Amortization of intangible assets	184	852
Stock-based compensation	9,889	19,544
Impairment of intangible assets and goodwill	—	3,630
Loss on disposal of property and equipment	173	157
Deferred income taxes	(137)	(6,896)
Changes in operating assets and liabilities:
Accounts receivable	41,600	42,631
Inventory	(4,217)	(7,828)
Insurance receivable - litigation settlement	—	15,328
Other operating assets	(7,516)	3,189
Accounts payable	(3,212)	(4,107)
Accrued expenses and deferred rent	(12,999)	(16,016)
Litigation settlement liability	(9,600)	(30,400)
Deferred revenue	4,240	(11,350)
Net cash provided by (used in) operating activities	10,661	(2,943)

Cash flows from investing activities:
Purchases of property and equipment	(4,813)	(6,968)
Business acquisition, net of cash acquired	—	(4,909)
Purchases of marketable securities	(179,416)	(280,717)
Sale/maturities of marketable securities	228,979	262,040
Decrease in litigation settlement escrow	—	25,000
Net cash provided by (used in) investing activities	44,750	(5,554)

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	1,119	3,756
Proceeds from exercise of stock options	32	425
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(531)	(1,236)
Principal payments of capital lease obligations	(189)	(166)
Net cash provided by financing activities	431	2,779

Effect of exchange rate changes on cash and cash equivalents	856	(83)

Net increase (decrease) in cash and cash equivalents	56,698	(5,801)
Cash and cash equivalents, beginning of period	122,207	118,933
Cash and cash equivalents, end of period	$178,905	$113,132

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets an earnout settlement related to our Zynetix acquisition and a change in estimate of a loss contingency related to an employment tax audit included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our Corporate page at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
Stock-based compensation
Cost of revenue - product	$67	$115	$195	$298	$583
Cost of revenue - service	483	387	554	1,335	2,266
Cost of revenue	550	502	749	1,633	2,849

Research and development expense	774	1,102	1,373	2,643	6,708
Sales and marketing expense	885	1,490	987	3,419	4,168
General and administrative expense	930	616	2,347	2,194	5,679
Operating expense	2,589	3,208	4,707	8,256	16,555

Total stock-based compensation	$3,139	$3,710	$5,456	$9,889	$19,404

Amortization of intangible assets
Cost of revenue - product	$40	$48	$263	$184	$573
Sales and marketing expense	—	—	55	—	117
Total amortization of intangible assets	$40	$48	$318	$184	$690

Earnout settlement - Zynetix
General and administrative expense	$—	$—	$1,685	$—	$1,685

Change in estimate - reduction of loss contingency related to employment tax audit (1)
Cost of revenue - product	$—	$—	$—	$—	$(7)

Research and development expense	—	—	—	—	(51)
Sales and marketing expense	—	—	—	—	(96)
General and administrative expense	—	—	—	—	(387)
Operating expense	—	—	—	—	(534)

Other income (expense)	—	—	—	—	379

Total change in estimate - reduction of loss contingency related to employment tax audit	$—	$—	$—	$—	$(920)

(1)         Change in estimate resulting in a reduction of the loss contingency related to the settlement of an employment tax audit by the Internal Revenue Service that had resulted from the stock option review and subsequent restatement.